Exhibit (e)(2)

THIRD AMENDMENT TO

FLEXSHARESSM TRUST

ETF DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 1, 2011, as amended, by and between FlexShares Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is hereby entered into as of October 7, 2013 (the “Effective Date”).

WHEREAS, the Adviser and Foreside desire to amend the list of Funds on Exhibit A to add the FlexShares® STOXX Global Broad Infrastructure Index Fund; and

WHEREAS, Section 8(c) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

2. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FLEXSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Peter Ewing	By:	/s/ Mark Fairbanks
	Peter Ewing, Vice President		Mark Fairbanks, President

Appendix A

Exhibit A

FlexShares® Morningstar US Market Factor Tilt Index Fund

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

FlexShares® Morningstar Global Upstream Natural Resources Index Fund

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

FlexShares® Ready Access Variable Income Fund

FlexShares® Quality Dividend Index Fund

FlexShares® Quality Dividend Dynamic Index Fund

FlexShares® Quality Dividend Defensive Index Fund

FlexShares® International Quality Dividend Index Fund

FlexShares® International Quality Dividend Dynamic Index Fund

FlexShares® International Quality Dividend Defensive Index Fund

FlexShares® STOXX Global Broad Infrastructure Index Fund